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                                                                       EXHIBIT 1



                         LAW OFFICE OF REED & REED, P.C.
                                ATTORNEYS AT LAW

                            1919 14th St., Suite 330
                             BOULDER, COLORADO 80302
                            TELEPHONE (303) 413-O691
                            TELECOPIER (303) 413-0645




                                  June 23, 1999


Azco Mining Inc.
2068 Main St., Suite C, PO Box 1895
Ferndale, Washington 98248


Gentlemen:

        In connection with the Registration Statement on Form S-8, being filed by Azco Mining Inc. ("the Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an additional 847,839 shares, of the Company's Common Stock, $.002 par value, offered under the Company's Stock Option Plan (the Plan), we are of the opinion that:

        1. The Company is a validly organized and existing corporation under the laws of Delaware.

        2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of an additional 847,839 shares of the Company's Common Stock under the Plan; and

        3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.



                                       Very truly yours,

                                       Law Office of Reed & Reed, P.C.